Exhibit 24
POWER OF ATTORNEY


      The undersigned hereby constitutes and appoints each of Gregory S. Furness, Daniel J. Brecht, Richard
A. Hoel and Michele D. Vaillancourt, signing singly, the undersigneds true and lawful attorney-in-fact to

(1)	execute for and on behalf of the
undersigned, in the undersigneds capacity as an executive officer and/or director of Vital Images, Inc. (the Company), Forms 3,
4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on
behalf of the undersigned which may be
necessary or desirable to complete and
execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of November, 2002.


/s/ Richard W. Perkins
Signature

Richard W. Perkins
Print Name



STATE OF	)
	) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me
this _____ day of _____________, 20____, by
______________________________.



		Notary Public


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